SECURITIES & EXCHANGE COMMISSION
                             Washington, D.C. 20549
                  ---------------------------------------------

                                    FORM 8-K


                           CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
     ----------------------------------------------------------------------

                          Date of Report: June 9, 1997
                          -----------------------------

                      VIKING RESOURCES INTERNATIONAL, INC.
                      ------------------------------------
             (Exact name of registrant as specified in its charter)


           Delaware                   0-17269                 59-3314928
 ----------------------------------------------------------------------------
 (State or other jurisdiction of    (Commission            (I.R.S. Employer
 incorporation or organization)     File Number)           Identification No.)


                5000 S. Himes Avenue, Suite 332, Tampa, FL 33611
                ------------------------------------------------
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (813) 837-2295
                                                           --------------

                                      None
      --------------------------------------------------------------------
      Former name, former address and former fiscal year, if changed since last report.

Total number of sequentially numbered pages in this filing, including exhibits thereto: 2

Item 1.

                  Change of Officers and Directors
                  --------------------------------

                  On Monday, June 9, 1997, the Viking Board elected Gerald L. Kuhr of Long Island, New York as Chairman of the Board of Directors and Chief Executive Officer of the company. Mr. Dan O. Erickson resigned as Chairman and remained as President/CFO and Secretary of Viking.


Item 2.           Effect On Viking and its Shareholders:
                  --------------------------------------

                  Gerald L. Kuhr, who is also Chairman/CEO of a private environmental company in Hungtington, New York named EPi Systems International, Inc., brings over 20 years of successful management experience in operations management and consulting in the international recycling and environmental industry. He was the founder and former Chairman/CEO of Kuhr Technologies, Inc., a waste-to-energy company, which he helped build to over $300 million in assets. Mr. Kuhr is expected to bring additional management and operations personnel to Viking as well as acquisitions of profitable operations and funding for expansion of the Company. The effect of Mr. Kuhr's addition to the company should be very beneficial to Viking and its shareholders.








By: ________________________________________
    Dan O. Erickson, President/CFO/Secretary




                                       2